Registration No. 333- 174304

As filed with the Securities and Exchange Commission on June 21, 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1 /A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMAZONICA, CORP.

 (Exact name of registrant as specified in its charter)

Nevada	5023	99-0363013
(State of incorporation)	Primary Standard Industrial Classification Code Number	(I.R.S. Employer Identification No.)

Av. Presidente Medice,120, Floor 1, Room#1

Osasco, SP 06268 Brazil

Phone: + 55 11 78374178

 (Address, including zip code, and telephone number,

including area code, of registrants principal executive offices)

INCORP SERVICES, INC.

2360 Corporate Circle, Ste. 400

Henderson, Nevada 89074-7722

Tel. (702) 866-2500, Fax. (702) 866-2689

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies To:

David Lubin, Esq.

David Lubin & Associates, PLLC

10 Union Avenue

Suite 5

Lynbrook, NY 11563

Tel. (516) 887-8200

Fax.  (516) 887-8250

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as possible after the effective date of this registration statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ X ]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	[ ]	Accelerated Filer	[ ]

Non-accelerated Filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price Per	Aggregate	Registration Fee
Registered	Registered	Share	Offering Price
Common Stock:	2,000,000	$0.04	$80,000	$9.29

[1]   Estimated solely for purposes of calculating the registration fee under Rule 457 (o) of the Securities Act of 1933, as amended.

        There is no current market for the securities. Although the registrant’s common stock has a par value of $0.001, the registrant    believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock in good faith and for the purposes of the registration fee, based on $0.04 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not offer these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus

AMAZONICA, CORP.

2,000,000 Shares of Common Stock

$0.04 per share

Subject to Completion, dated ____________, 2011

 Before this offering, there has been no public market for the common stock.

We are offering on a best-efforts basis 2,000,000 shares of common stock at a price of $0.04 per share in a direct public offering, without any involvement of underwriters or broker-dealers. If we are successful at selling these shares, we will receive gross proceeds of $80,000. The offering does not require that we sell a minimum number of shares. There is no arrangement to place the proceeds from this offering in escrow, trust or similar account. The proceeds from the sale of the shares in this offering will immediately be payable to Amazonica, Corp. and used in our operations. Funds will be held in our corporate bank account. As a result, creditors could attach the funds.

Our common stock is presently not traded on any market or securities exchange.

The shares will be offered at a fixed price of $.04 per share on a best efforts basis for a period of two hundred forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 2,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) the 241th day after the date of this prospectus.

Our common stock will be sold solely by Andre Caetano, our principal officer and sole director.

We are currently considered a “shell company” within the meaning of Rule 12b-2 under the Exchange Act, in that we currently have nominal operations and nominal assets other than cash.  Accordingly, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations.  Specifically, the securities sold through this offering can only be resold through registration under the Securities Act of 1933, pursuant to Section 4(1) of the Securities Act, or by meeting the conditions of Rule 144(i) under the Securities Act.

Investing in our common stock involves significant risks. See "Risk Factors" starting at page 7. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise.

The date of this prospectus is June 21 , 2011

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our,”  “us” or “Amazonica” refer to Amazonica, Corp., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully.

Our business

     Amazonica, Corp. was incorporated in the State of Nevada on June 2, 2010 and established a fiscal year end of April 30. We are a shell company. We do not have revenues, have minimal assets and have incurred losses since inception. We are a development-stage company in the field of marketing and distributing hardwood flooring and other construction materials. We plan on importing our product from Brazil to United States for sell. We are planning to sell our product through distributors in USA. Within a year we are planning to attend few flooring expo shows where we will establish new relationship with new distributors. As well we are planning to do online advertising using Google Adsence (searcher engine advertising network). To date, we have had limited operations. We have executed a Exclusive Contract for Sale of Goods with Equatorian S.A. Laminados Amazonia, a private Brazilian company to supply us with Brazilian hardwood flooring. Pursuant to this agreement, we shall buy from Equatorian all of their goods consisting of Brazillian Cherry, Santos Mahogany, Brazillian Teak, Brazillian Walnut and TIgerwood. We agreed to pay for these goods within 90 days from the time they are received at the final destination port. Under the agreement we have 7 days to notify Equatorian of any claim for damages on account of the condition of the goods. We currently have no employees other than our officers, one of whom is also our director.  We have never intended and do not intend to be a blank check company. We have a specific business plan and do not intend to engage in any merger, acquisition or business reorganization with any entity.

      Our auditors have issued a going concern opinion.  This means that that there is substantial doubt that we can continue as an ongoing business for the next twelve months.

      Our principal executive office is located at Av. Presidente Medice,120, Floor 1, Room#1, Osasco, SP 06268 Brazil, our phone number is + 55 11 78374178 and our registered agent for service of process is Incorp Services, Inc., 2360 Corporate Circle, Ste. 400, Henderson, Nevada 89074-7722.

The offering

 Following is a brief summary of this offering:

Securities being offered	Up to 2,000,000 shares of common stock, par value $0.001.
Offering price per share	$0.04
Offering period

The shares will be offered for a period of two hundred forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 2,000,000 shares registered under the Registration Statement of which this Prospectus is part. see comment above regarding offering period  or (iii) the 241th day after the date of this prospectus.

Gross proceeds if we are successful At selling all the shares being offered	$80,000
Use of proceeds	We will use the proceeds to pay for administrative expenses, maintaining the reporting status of Amazonica, the implementation of our business plan, and working capital.
Number of shares outstanding before the offering	3,000,000
Number of shares outstanding after the offering if all of the shares are sold	5,000,000

Our executive officers and director currently own 100% of our outstanding common stock.  As a result, our executive officers and director have substantial control over all matters submitted to our shareholders for approval.

Market for the common stock

There is no market for our securities. Our common stock is not traded on any exchange or on the Over-the-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be come eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

     Selected financial data

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of April 30, 2011
(Audited)
Balance Sheet
Total Assets	$2,989
Total Liabilities	$1,999
Stockholders Equity	$990

Period from June 2, 2010 (date of
inception) to April 30, 2011
(Audited)
Income Statement
Revenue	$-
Total Expenses	$2,010
Net Loss	$(2,010)

RISK FACTORS

    An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, if any, could decline due to any of these risks, and you may lose all or part of your investment.

  We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve revenues. We may need to obtain additional financing which may not be available.

   We just recently started our business operations. We need the proceeds from this offering to start our operations. If $80,000 is raised, this amount will enable us, after paying the expenses of this offering, to begin the process of locating, sourcing and negotiating with potential customers in building material distribution industry and begin distributing of our hardwood flooring. Upon the completion of the offering, we plan to set up our office and begin operations. We need a portion of these funds to pay for the expenses of being a reporting company as well. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Because our auditors have issued a going concern opinion, there is substantial uncertainty that we will continue operations in which case you could lose your investment.

     We are a development stage company and have not commenced our planned principal operations.  The Company has no revenues and incurred a net loss of $2,010 during the period June 2, 2010 (inception) to April 30, 2011.  Furthermore, we anticipate generating losses for the next 12 months. These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period June 2, 2010 (inception) to April 30, 2011. Our ability to continue as a going concern is dependent upon our ability to raise additional funds, either in the form of debt or equity or some combination thereof and/or achieve sufficient profitable operations. There is no assurance that the Company will be able to raise such funds or achieve such profitable operations.

     Our president, Mr. Caetano does not have any prior experience conducting a best-effort offering and as a result of this we may not be able to raise sufficient funds to continue operations successfully.

   Mr. Caetano does not have any experience conducting a best-effort offering. Consequently, we may not be able to raise any funds successfully. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

    We lack an operating history and have not generated any revenues or profit to date.  There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may have to cease operations.

   We were incorporated in June 2010 and just recently started our proposed business operations. We have not realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $2,010. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to earn profit by attracting enough customers who will buy our product. We cannot guarantee that we will be successful in generating revenues and profit in the future. Failure to generate revenues and profit will cause us to suspend or cease operations.

        If we do not attract customers, we will not make a profit, which ultimately will result in a cessation of operations.

We have no customers. We have not identified any customers and we cannot guarantee we ever will have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

     Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Amazonica, Corp. and held on our corporate bank account if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

    Because our officers and director have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

     Our officers and director will only be devoting limited time to our operations. Mr. Caetano, our director and president, intends to devote 30% of his business time to our affairs. Ms. Ajila Velez, our secretary, will be devoting approximately 15% of her business time to our affairs. Because our officers and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Andre Caetano and Ajila Velez Evelyn Vanessa from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Caetano and Ms. Ajila Velez may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

Because our officers and director will own 60% or more of our outstanding common stock, they will make and control corporate decisions that may be disadvantageous to minority shareholders.

Currently our shares are owned 100% by our officers and director. If the maximum offering shares will be sold, Mr. Caetano and Ms. Ajila Velez, our officers, will own 60% of the outstanding shares of our common stock. Accordingly, they will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Caetano and Ms. Ajila Velez may differ from the interests of the other shareholders and may result in corporate decisions that are disadvantageous to other shareholders.

        If Andre Caetano, our director and officer, should resign or die, we will not have a chief executive officer that could result in our operations suspending. If that should occur, you could lose your investment.

     We are extremely dependent on the services of our director and officer, Andre Caetano, for the future success of our business. The loss of the services of Mr. Caetano could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

      Because company’s headquarters are located outside of the United States, U.S. Investors may experience difficulties in attempting to affect service of process and to enforce judgments based upon U.S. Federal Securities Laws against the company and its non U.S. Resident officer and director.

    While we are organized under the laws of State of Nevada, Andre Caetano and Ajila Velez Evelyn Vanessa, our officers are non-U.S. residents, and our headquarters are located outside of the United States.  Consequently, it may be difficult for investors to affect service of process on them in the United States and to enforce in the United States judgments obtained in United States courts against them based on the civil liability provisions of the United States securities laws. Since all our assets will be located in Federative Republic of Brazil it may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may not be enforceable in the United States.

       Because we will distribute our products from overseas, a disruption in the delivery of imported products may have a greater effect on us than on our competitors.

    We will import our product from Federative Republic of Brazil. Because we import our product and deliver it directly to our customers, we believe that disruptions in shipping deliveries may have a greater effect on us than on competitors who warehouse products in the United States or Canada. Deliveries of our products may be disrupted through factors such as:

     (1)  raw material shortages, work stoppages, strikes and political unrest;

     (2)  problems with ocean shipping, including work stoppages and shipping container shortages;

     (3)  increased inspections of import shipments or other factors causing delays in shipments; and

     (4)  economic crises, international disputes and wars.

Most of our competitors warehouse products they import from overseas, which allows them to continue delivering their products for the near term, despite overseas shipping disruptions. If our competitors are able to deliver products when we cannot, our reputation may be damaged and we may lose customers to our competitors.

If the company is dissolved, it is unlikely that there will be sufficient assets remaining to distribute to the shareholders.

In the event of the dissolution of the company, the proceeds realized from the liquidation of its assets, if any, will be distributed to the shareholders only after the claims of the company’s creditors are satisfied. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

 We may in the future issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 3,000,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We do not expect to pay dividends in the foreseeable future.

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

Buyers will pay more for our common stock than the pro rata portion of the assets is worth; as a result, investing in our company may result in an immediate loss.

The offering price and other terms and conditions regarding the company’s shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. The arbitrary offering price of $0.04 per common share as determined herein is substantially higher than the net tangible book value per share of our common stock. Amazonica, Corp.’s assets do not substantiate a share price of $0.04. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

If our shares of common stock commence are traded on the OTC Bulletin Board, the trading price will fluctuate significantly and shareholders may have difficulty reselling their shares.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. If we are able to locate a market maker to obtain a quotation for our shares and our shares commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our discovery or development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

We do not currently have a market maker. There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares. In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile.  These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock.  As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

Our shares of common stock are subject to the “penny stock’ rules of the Securities and Exchange Commission and the trading market in our securities will be limited, which will make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis-- no minimum of shares must be sold in order for the offering to preceed. The offering price per share is $0.04. There is no assurance that we will raise any funds or the maximum of $80,000 as anticipated.

The following table below sets forth the uses of proceeds assuming the sale of 50% and 100% of the securities offered for sale in this offering by the company.

	25,000	$40,000	$80,000
Gross proceeds	$25,000	$40,000	$80,000
Legal and Professional fees	$7,000	$7,000	$7,000
Net Proceeds after Professional fees	$18,000	$33,000	$73,000

The net proceeds will be used as follows:

Website development and testing	$3,000	$3,000	$5,000
Marketing and advertising	$7,000	$15,000	$30,000
Establishing an office	$4,000	$4,000	$6,000
Samples shipping	$2,500	$4,000	$8,000
Salaries/Commisions	$0	$0	$12,000
Other Expenses	$1,500	$7,000	$12,000

  Legal and Professional fees associated with this offering to be paid from the proceeds are $7,000. They consist of legal fees, audit fees and other fess to keep the company current with its reporting obligations for the next 12 months. These fees do not include the fees disclosed in Part II under Item 13 which are the legal fees we incurred before filing our registration statement and which were already paid for by the funds from our directors.

   Upon the completion of this offering, we intend to expand our office and acquire the necessary equipment we need to begin operations. We estimate the cost to establish our office to be approximately $4,000 to $6,000. This will include set up of physical office space, furniture, telephone, fax and computer in order to operate our business. Also we are going to start marketing and advertising campaign. The campaign is estimated to be between $15,000 and $30,000. If we sell 100% of shares offered, we plan to hire sales associates whose job will be to advertise our business and our product. Estimated salaries and/or commission will be approximately $12,000.

     Other expenses are miscellaneous expenses that may arise as a result of our day to day operations and are expected to be from $7,000 to $12,000.

     If we obtain less than 50% of the maximum proceeds, we may need to borrow additional funds to continue our business plan within next twelve months. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities of the development program. We plan to raise additional funding for development by way of a private debt or equity financing, but have not commenced any activities to raise such funds and have no current plans on how to raise such funds. If we experience such a shortage of funds prior to funding during the next 12 months, we may utilize funds from Andre Caetano, our President, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.

    No proceeds will be used as direct or indirect payments to Mr. Caetano and Ms. Ajila Velez or their affiliates.

DETERMINATION OF OFFERING PRICE

     The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $80,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

- our lack of operating history

- the proceeds to be raised by the offering

- the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholders, and

- our cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

     Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

     As of April 30, 2011, the net tangible book value of our shares of common stock was $990 or approximately $ 0.0003 per share based upon 3,000,000 shares outstanding.

If 100% of the Shares Are Sold:

     Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 5,000,000 shares to be outstanding will be $80,990 or approximately $0.0162 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0159 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.04 per share to $0.0162 per share.

     After completion of this offering, if 2,000,000 shares are sold, Investors in the offering will own 40% of the total number of shares then outstanding for which they will have made cash investment of $80,000, or $0.04 per share. Our existing stockholders will own 60% of the total number of shares then outstanding, for which they have made contributions of cash totaling $3,000.00 or $0.001 per share.

If 50% of the Shares Are Sold

     Upon completion of this offering, in the event 1,000,000 shares are sold, the net tangible book value of the 4,000,000 shares to be outstanding will be $40,990, or approximately $0.0102 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0099 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.04 per share to $0.0102 per share.

     After completion of this offering investors in the offering will own 25% of the total number of shares then outstanding for which you will have made cash investment of $40,000, or $0.04 per share. Our existing stockholders will own 75% of the total number of shares then outstanding, for which they have made contributions of cash totaling $3,000.00 or $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.0003
Potential gain to existing shareholders	$80,000
Net tangible book value per share after offering	$0.0162
Increase to present stockholders in net tangible book value per share
after offering	$0.0159
Capital contributions	$3,000
Number of shares outstanding before the offering	3,000,000
Number of shares after offering assuming the sale of the maximum
number of shares	5,000,000
Percentage of ownership after offering	60%
Purchasers of Shares in this Offering if all 100% Shares Sold

Price per share	$0.04
Dilution per share	$0.0238
Capital contributions	$80,000
Number of shares after offering held by public investors	2,000,000
Percentage of capital contributions by existing shareholders	3,6%
Percentage of capital contributions by new investors	96,4%
Percentage of ownership after offering	40%
Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.04
Dilution per share	$0.0298
Capital contributions	$40,000
Percentage of capital contributions by existing shareholders	7%
Percentage of capital contributions by new investors	93%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	25%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

The offering consists of a maximum of 2,000,000 shares of common stock to be sold by Amazonica, Corp. at $0.04 per share.

This offering will be conducted on a best-efforts basis utilizing only the efforts of our director and officer, Andre Caetano. Potential investors will include, but are not limited to, family, business associates, friends and acquaintances. The intended methods of communication include, without limitation, telephone and personal contact. In our endeavors to sell this offering, we do not intend to use any mass advertising methods such as the internet or print media. There can be no assurance that all, or any, of the shares will be sold.

    Mr. Caetano does not have any experience conducting a best-effort offering. As a result, we may not be able to raise any funds successfully. If we are not able to raise sufficient funds, our business will suffer and your investment may materially adversely affected.

     Funds from this offering will be placed in our corporate bank account. This account is not an escrow, trust or similar account. Your subscription will be deposited in the company’s bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment. Investors do not have the right to withdraw invested funds.

     We intend to sell the shares in this offering through Andre Caetano, our director and officer. He will receive no commission from the sale of any shares. He is not registered as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

     1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

      3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

     Andre Caetano is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our director and officer at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. He will not participate in selling and offering securities for any issuer more than once every twelve months.

     Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various locations where the offering will be registered. We will not utilize the Internet to advertise our offering. Mr. Caetano will also distribute the prospectus to potential investors at the meetings, to business associates and to his friends and relatives who are interested in us and a possible investment in the offering.

     Management and affiliates thereof will not purchase shares in this offering.

Section 15(g) of the Exchange Act

     Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

     Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

      Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

     Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

    Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

     Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

     Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

The shares will be offered for a period of two hundred forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 2,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) the 241th day after the date of this prospectus.

Procedures for Subscribing

The following are the summary of the material terms of the subscription agreement which is filed as an exhibit to this registration statement.

1. The agreement includes the price per share and the total amount of shares being purchased

2. Subscriber warrants to the company: a) He/She recognizes that the purchase of Shares involves a high degree of risk and can afford the loss of their entire investment; b) There is no current market for the Shares: c) Subscriber has received a copy of the prospectus.

3. Company warrants to the Subscriber that: a) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct.; b) Upon issue, the Shares will be duly and validly issued, fully paid and non-assessable common shares in the capital of the Company.

     If you decide to subscribe for any shares in this offering, you must

- execute and deliver a subscription agreement

- deliver a check or certified funds to us for acceptance or rejection.

     All checks for subscriptions must be made payable to Amazonica, Corp.

Right to Reject Subscriptions

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

     We are a start-up stage corporation and just recently started operations. We have not generated or realized any revenues from our business operations.

     Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we develop our website, and implement our marketing plan. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. Even if we raise $ 80,000 in this offering, we do not know how long the money will last, however, we do believe it will last twelve months. We will not begin operations until we raise money from this offering. We need to raise at least 25,000 to start our operations. If we raise $25,000 we will start our operation as described below in the Plan of Operation section. In this case, we will spend $3,000 for website development and $4,000 for office establishment. $7,000 well be spent on our marketing campaign and $2,500 on sample shipping. $1,500 will be reserved for unexpected expenses.

     To meet our need for cash we are attempting to raise money from this offering. We hope that we will be able to raise enough money through this offering to begin operations but we cannot guarantee that once we begin operations we will stay in business after operations have commenced.  If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

     If we obtain less than 50% of the maximum proceeds, we may need to borrow additional funds to continue our business plan within next twelve months. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities of the development program. We would have to raise additional funding for development by way of a private debt or equity financing, but have not commenced any activities to raise such funds and have no current plans on how to raise such funds. If we experience such a shortage of funds prior to funding during the next 12 months, we may utilize funds from Andre Caetano, our President, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company

     If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $80,000 from this offering, it will last one year, but we may need more funds to develop growth strategy, and we will have to revert to obtaining additional money.

Plan of Operation

 During the first stages of our growth, our officers and director will provide all of the labor required to execute our business plan at no charge, except we intend to hire a website programmer on a contract basis for three months at an estimated cost of $3,000-$5,000 to develop and test our website. Andre Caetano, our president will be devoting approximately 30% of his time to our operations. Once we begin operations, and are able to attract more and more customers to buy our product, Mr. Caetano has agreed to commit more time as required. Because Mr. Caetano will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

    We believe we can satisfy our cash requirements during the next 12 months.  If the need for cash arises before we complete our public offering, we may be able to borrow funds from our directors although there is no such formal agreement in writing. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to profitably sell our product. Our plan of operations is as follows:

COMPLETE OUR PUBLIC OFFERING

We expect to complete our public offering within 240 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. We do not plan to begin significant business operations until we complete our public offering. Once we complete our public offering our specific business milestones are as follows:

ESTABLISH OUR OFFICE

Month 1-2

Our officer and director will take care of our initial administrative duties. This may require some travel to our supplier in Brazil. A temporary office will be established with basic office equipment, which should not exceed $4,000 in expenses. If we sell the maximum shares in this offering we will spend up to $6,000 to set up the office. The office will be used for initial communication with supplier and distributors and hold all related samples and paperwork.

      DEVELOP OUR WEBSITE

Month 3-5

        During this period, we intend to begin developing our website. Our officer and director, Andre Caetano will be in charge of registering our web domain. Once we register our web domain, we plan to hire a web designer to help us with the design and develop our website. We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be $3,000-$5,000. Updating and improving our website will continue throughout the lifetime of our operations.

NEGOTIATION WITH POTENTIAL CUSTOMERS (DISTRIBUTORS AND BROKERS)

Month 5-12

We hope to negotiate agreements with companies like Home Depot, Rona and Costco and other medium-sized retail and wholesale flooring companies. To date, a number of medium-sized retail and wholesale flooring companies have expressed interest in our product.  We have contacted buyers from these companies and have engaged in discussion regarding supplying flooring products. We do not have any written agreements with them at current time but we will be shipping samples from Equatorian S.A. Laminados Amazonia directly to several buyers in order to secure contracts with these companies. Shipping samples to our main prospects should cost no more than $4,000 in expenses, that will include samples and shipping from Brazil to USA. As soon as we get approval from potential buyers the product will be shipped directly from manufacturer to the buyer.

MARKETING

Month 5-12

      We plan to advertise through home decor trade shows flooring trade shows and a road show campaign at the stores of our future customers, distributors and brokers. We intend to develop and maintain a database of potential customers who may want to purchase Brazilian hardwood flooring from us. We will follow up with these clients periodically, send them our new catalogues and offer them presentations and special discounts from time to time. We plan to print catalogues and flyers and mail them to potential customers. We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We intend to spend at least $15,000 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

HIRE A SALESPERSON

Month 8-10

If we sell at least two-third of the shares in this offering, we intend to hire one salesperson with experience and established network in the building material distribution industry. The salesperson’s job would be to find new potential customers, and to execute agreements with them to buy our Brazilian Hardwood flooring. Estimated cost is approximately $12,000.

   Estimated Expenses for the Next Twelve Month Period

      The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	Fees
Legal and Professional fees Establishing an office Website development and testing Marketing and advertising Samples shipping Other Expenses	7,000 4,000 3,000 15,000 4,000 7,000
Total	40,000

  In summary, we should have in full operation and selling our products within 12 months of completing our offering. Legal and Professional fees are the costs and expenses associated with being a reporting company under the Exchange Act. Until we start to sell our products, we do not believe that our operations will be profitable. If we are unable to find customers we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

Limited operating history; need for additional capital

     There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

     We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

    From Inception on June 2, 2010  to April 30, 2011 we incorporated the company, prepared a business plan and executed a Exclusive Contract for Sale of Goods with Equatorian S.A. Laminados Amazonia, a private Brazilian company to supply us with Brazilian hardwood flooring. Our loss since inception is $2,010. We just recently started our proposed business operations and will not do so until we have completed this offering.

     Since inception, we sold 3,000,000 shares of common stock to our officers and director for $3,000.

Liquidity and capital resources

     As of the date of this prospectus, we have yet to generate any revenues from our business operations.

     We issued 3,000,000 shares of common stock through a Section 4(2) offering for $3,000 in April 2011. This was accounted for as a sale of common stock.

     As of April 30, 2011, our total assets were $2,989 and our total liabilities were $1,999.

BUSINESS

  General

       We were incorporated in the State of Nevada on June 2, 2010. We are in the business of distributing of Brazilian hardwood flooring. We plan to develop a website that will display and advertize our product. We have not generated any revenues and the only operations we have engaged in to date are developing of business plan and executing of an Exclusive Contract for Sale of Goods on April 15, 2011 with Equatorian S.A. Laminados Amazonia, where we engaged Equatorian S.A. Laminados Amazonia as our supplier of hardwood flooring. We maintain our statutory registered agent's office at 2360 Corporate Circle, Ste. 400, Henderson, Nevada 89074-7722. Our principal office address is located Av. Presidente Medice, 120, Floor 1, Room#1, Osasco, SP 06268 Brazil. Our telephone number is + 55 11 78374178. Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations. We are a development stage company and have not earned any revenue. It is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding.

 Product

Amazonica Corp. is in business of Brazilian hardwood flooring distribution. As of today we have not sold any products. Brazilian hardwood is manufactured from rare types of wood (such as Rose Wood, Snake Wood, Brazilian Teak, Santos Mahogany, Tigerwood, Brazilian Walnut and others). Some of the varieties of hardwood (e.g. Rosewood) have been excessively overharvested and are no longer exported from Brazil and are now only available in North America from recycled materials such as furniture. We will also distribute products that are usually included with main product as a service kit, such as small hardwood products like: molding, glue and necessary finishing material to maintain floors.

   Industry analysis

Hardwood sales in North America had reached a peak in 2006  (as published by "Report Linker" www.reportlinker.com). Following the financial crisis of recent years and subsequently weakened North American and world economies, housing sales and new home construction levels continued on a downward spiral until 2009. In 2009 housing sales have stabilized (published by "Report Linker" www.reportlinker.com) and, although fractured geographically, began to pick up.  It’s been also reported new homes constructions numbers are also looking up.

It seems that home renovation and thus hardwood business lags behind construction business by some 9-12 month. According to"Report Linker" (www.reportlinker.com) US hardwood distributors had recently reported stabilization of the market, and although many reported their sales still being at 50% level of sales in 2006, it is generally expected that 2011 will be a good year, with even better year for hardwood sales in 2012. During the recent recession, hardwood distributors worked on increasing their profit margins, cutting costs of administration and labor (as published by "Report Linker" www.reportlinker.com).

In many cases, while a home owner was unable to sell their dwelling and trade up for an upgraded version, the family ended up investing money into home renovation in order to increase the value of their home and improve their own living conditions (as published by "Report Linker" www.reportlinker.com).

   Competition

There are many well-established manufacturing, distribution and retail sales companies in hardwood industry. We expect to face medium to high level of resistance when we enter the market, where it will be up to our marketing efforts and negotiation skills to acquire new customers. Most of our competitors have greater financial resources and may be able to withstand sales or price decreases better than  we can.  We also expect to continue to face competition from  new  market entrants.  We may  be  unable  to  continue  to compete effectively with these existing or new competitors, which could have a  material  adverse effect on our financial condition and results of operations.  Our research indicates that distributors of hardwood flooring deal with a number of suppliers at the same time. Larger distributors also prefer dealing with several suppliers because it guarantees supply chain and product availability.

   Marketing

One major trend that affects North American consumers is a recent green movement which arose from concerns of sustainability of natural resources and protection of flora and fauna against pollution and excessive exploitation. Thinking green motivates a large portion of the Western world to re-thick our approach to water and energy consumption, waste management, recycling.  Consumers now become more and more aware of the origins and process from which the goods are made and are now more prone to using recycled and recyclable packaging materials, and assure in any reasonable way possible that their actions are supporting a conscientious approach to the environment.

In addition to finding suppliers of hardwood in Brazil, we have designed a pricing structure where a portion of future sales will be allocated to a separate charitable foundation that will fund planning of new trees in the areas where trees are being cut to produce flooring products. This approach will both serve the purpose of sustaining the environment and provide a marketing edge for Amazonica Corp. in its advertising in North America. We believe that this approach will be appealing to a large portion of upper middle class consumers, which is the market for high-end flooring products. Flooring products will still be priced competitively, but will have an additional appeal to the right kind of buyer. We also believe that this approach will open doors to many new distribution channels as large corporations, such as Home Depot, Rona, IKEA are also  looking for a green and sustainable image and are more likely to take on the product line, knowing that being associated with Amazonica and will mean being associated with a company that takes steps toward sustainability and protection of the environment.

We believe that the best way to market our products is throughout expo shows (AWFS®Fair, Surfaces expo, EXPOBOIS expo), magazines ( The Floor PRO ) and internet advertising (millerpublishing.com, hardwoodfloorsmag.com, www.woodmagazine.com). This way we can establish relationship with our potential buyers: brokers and hardwood distributors.

We are planning on becoming a members of some of the associations like "Hardwood Distributor's Association" (www.hardwooddistributors.net)  that help to build business relationships with distributors around North America.

   Suppliers

Amazonica Corp. has located and entered into preliminary discussions with several suppliers of hard wood products in Brazil. Amazonica Corp. also researched prices and signed Exclusive Contract for Sale of Goods on April 15, 2011with Equatorian S.A. Laminados Amazonia, Brazil, a private Brazilian company to supply us with Brazilian hardwood flooring. Under the present terms of this agreement we do not have an obligation to purchase product before a specific time. The material terms of the Exclusive Contract for Sale of Goods are the following:

1. Buyer (Amazonica, Corp.) agrees to pay for the goods within 90 days from the time they are being received at the final destination port (Port of New York).

2. Goods shall be deemed received by Buyer when delivered to the final destination port.

3. Until such time as said goods have been received by buyer, all risk of loss from any casualty to said goods shall be on Seller.

4. Buyer has the right to examine the goods on arrival and has 7 days to notify Seller of any claim for damages on account of the condition, grade or quality of the goods.

Products

Brazilian Cherry

Brazilian Cherry (which is also known as Jatoba) has a color that ranges from a dark orange to reddish brown. Its color darkens with time. We offer Brazilian Cherry flooring both Unfinished and Prefinished.

Santos Mahogany

Santos Mahogany, is one of Brazil's most common type. Santos Mahogany has a rich reddish brown color and a tight grain. It presents slight color variations.

Brazilian Teak (Cumaru)

Brazilian Teak, which is also known as Cumaru or Southern Chestnut in other regions, has brown color and is extremely durable

Tigerwood

Tigerwood is so called because it has a dark orange color with dark veins which give it a tiger-like look.

.

Brazilian Walnut (Ipe)

Brazilian Walnut, which is also known as Ipe, has a chocolate color. Known for its durability, Brazilian Walnut is popular in decking applications.

   Freight and Customs

Amazonica has conducted research in regards to organization, pricing and customs clearance of hardwood products into USA and Canada from Brazil. We have obtained quotes for shipping container loads from the Port of Santos in Brazil to ports of New York, NY and Montreal, QC and found several carriers suitable for our purposes (CH Robinson, Kuehne Nagel etc). We have also obtained information in regards to import of hard wood products from Brazil into USA and Canada.

Shipping prices are: Port of Santos in Brazil to ports of New York, NY

20 " container - $1600 US

40 " container - $2400 US

Shipping prices are: Port of Santos in Brazil to port of Montreal, QC

20 " container - $2200 US

40 " container - $2700 US

Revenue Sources

Amazonica Corp. will have  15-25% mark-up, depending on the product and size of order, on providing connection between manufacturer and distributors / brokers. Amazonica Corp. will not be responsible for shipping, insurance or storage - due to this, overhead will be reduced.

Insurance

     We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

    We are a development stage company and currently have no employees, other than our officers and director. We intend to hire additional employees on an as needed basis.

   Offices

 Our business office is located at Av. Presidente Medice, 120, Floor 1, Room#1, Osasco, SP 06268 Brazil. Our telephone number is +55 11 78374178. This is the office provided by our president, Andre Caetano.  We do not pay any rent for this space and there is no agreement to pay any rent in the future. We believe that this space is currently sufficient for our operations.

Government Regulation

     We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the wholesale and retail industry in any jurisdiction which we would conduct activities.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

    Officers and Directors

    Our director will serve until his successor is elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

     The name, address, age and position of our present officers and director are set forth below:

Name and Address	Age	Position(s)
Andre Caetano	35	President, Principal Executive Officer,
Av. Presidente Medice, 120, Floor 1, Room#1		Treasurer, Principal Financial Officer, Principal
Osasco, SP 06268 Brazil		Accounting Officer and sole member of the
		Board of Directors

Ajila Velez Evelyn Vanessa	23	Secretary
Av. Presidente Medice, 120, Floor 1, Room#1
Osasco, SP 06268 Brazil

Andre Caetano has held his offices/positions since inception of our company and Ajila Velez Evelyn Vanessa has held her position since April 20, 2011. Our officers and director are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of officers and directors

Andre Caetano has acted as our Officer and Director since our incorporation on June 2, 2010.  Mr. Caetano graduated in 2004 from University of Paulista with bachelor degree in business management. In March 2006 Mr. Caetano started his carrier as a sales person in CH. Robinson Worldwide International Logistics Ltd., a Brazilian company which is involved in international logistic. In 2008 he was assign as a project manager assistant and since 2010 Mr. Caetano has been working as a project manager. While working in CH Robinson Andre Caetano gained experience in sales, worldwide logistics and project management. Some of the projects required to calculate and arrange shipping to relocate manufacturing planes from one country to another. This kind of job requires managing and hard work skills. CH Robinson is a logistic company (www.chrobinson.com) that does worldwide logistics for small and big business. Mr. Caetano intends to devote 30% of his business time to our affairs.

Mr. Caetano’s qualifications to serve on our Board of Directors are primarily based on his five years of experience in international logistics and experience as a project manager for large projects such as relocating manufacturing planes from one country to another, his entrepreneurial desire to start Amazonica, Corp. as a new business, and his education in Business Management.

Ajila Velez Evelyn Vanessa has acted as a secretary of Amazonica, Corp. since April 20, 2011. For the last five years she has been studying in Central University of Ecuador. Ms. Ajila Velez intends to devote approximately 15% of her business time to our affairs.

There are no familial relationships among any of our officers or directors.  None of our directors or officers is a director in any other reporting companies.  None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last ten years.  The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Our director serves for a term of one year or until his successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders.  Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Auditors; Code of Ethics; Financial Expert

Our independent registered public accounting firm is Thomas J Harris CPA (PCAOB Registered).

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a “financial expert” on the board or an audit committee or nominating committee.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors.  Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions.  We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do not believe that any of our directors currently meet the definition of “independent”.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by us for the last fiscal year ending April 30, 2011 for each our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

EXECUTIVE OFFICER COMPENSATION TABLE

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation (US$)	Nonqualified Deferred Compensation Earnings (US$)	All Other Compensation (US$)	Total (US$)
Andre Caetano President Ajila Velez Evelyn Vanessa Secretary	2010	0	0	0	0	0	0	0	0
	2011	0	0	0	0	0	0	0	0
	2011	0	0	0	0	0	0	0	0

We have no employment agreements with any of our officers and director. We do not contemplate entering into any employment agreements until such time as we begin profitable operations. Mr. Caetano will not be compensated after the offering and prior to profitable operations. There is no assurance that we will ever generate revenues from our operations.

      The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

     There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

     The member of our board of directors is not compensated for his services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

DIRECTOR’S COMPENSATION TABLE

		Fees Earned or Paid in Cash	Stock Awards	Options Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Andre Caetano	2010	0	0	0	0	0	0	0
	2011	0	0	0	0	0	0	0

Long-Term Incentive Plan Awards

     We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indemnification

     Under our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Security Ownership of Certain Beneficial Owners and Management

The following table lists, as of June 21 , 2011, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.  The address of each person listed is c/o Amazonica, Corp., 120, Floor 1, Room #1, Osasco, SP 06268 Brazil.

			Number of Shares	Percentage of
		Percentage of	After Offering	Ownership After
	Number of	Ownership	Assuming all of	the Offering
Name and Address of	Shares Before	Before the	the Shares are	Assuming all of the
Beneficial Owner [1]	the Offering	Offering	Sold	Shares are Sold
Andre Caetano	2,000,000	66,67%	2,000,000	40%

Ajila Velez Evelyn Vanessa	1,000,000	33,33%	1,000,000	20%
All officers and directors (2 persons)	3,000,000	100%	3,000,000	60%

 Future sales by existing stockholders

     A total of 3,000,000 shares of common stock are owned by our officers and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

     There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There are two holders of record for our common stock. The record holders are our officers and director who own 3,000,000 restricted shares of our common stock.

  In addition, we are currently considered a “shell company” within the meaning of Rule 12b-2 under the Exchange Act, in that we currently have nominal operations and nominal assets other than cash.  Accordingly, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations.

DESCRIPTION OF SECURITIES

Common Stock

     Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

- have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

- are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

- do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

- are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

     All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preferred Stock

   We are not authorized to issue preferred shares.

Non-cumulative voting

    Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 60% of our outstanding shares.

Cash dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Stock transfer agent

    We do not have stock transfer agent appointed at this time.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On April 5, 2011, we issued a total of 3,000,000 shares of restricted common stock to Andre Caetano, our director and officer in consideration of $3,000. On April 20, 2011, he sold a total of 1,000,000 shares of restricted common stock to Ajila Velez Evelyn Vanessa, our secretary in consideration of $1,000. All these 3,000,000 shares of common stock are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act.

    Further, Mr. Caetano has advanced funds to us. As of April 30, 2011, Mr. Caetano advanced us $499. Mr. Caetano will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Caetano. Mr. Caetano will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Caetano does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Caetano or the repayment of the funds to Mr. Caetano. The entire transaction was oral.

LITIGATION

     We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 2360 Corporate Circle, Ste. 400  Henderson, Nevada 89074-7722.

EXPERTS

Our financial statements for the period from inception to April 30, 2011, included in this prospectus have been audited by Thomas J Harris CPA (PCAOB Registered) as set forth in their report included in this prospectus.

LEGAL MATTERS

David Lubin & Associates, PLLC, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

FINANCIAL STATEMENTS

     Our fiscal year end is April 30, 2011. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by an independent PCAOB registered accounting firm.

     Our financial statements from inception to April 30, 2011, immediately follow:

AMAZONICA, CORP.

(A Development Stage Company)

FINANCIAL STATEMENTS

APRIL 30, 2011

THOMAS J. HARRIS

CERTIFIED PUBLIC ACCOUNTANT

3901 STONE WAY N., SUITE 202

SEATTLE, WA  98103

206.547.6050

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

AMAZONICA CORP.

Henderson, Nevada

We have audited the balance sheets of AMAZONICA CORP. a development stage company, as at April 30, 2011, the statements of earnings and deficit, stockholders’ deficiency and cash flows the years then ended and for the period from inception June 2, 2010 to April 30, 2011. Theses financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AMAZONICA CORP. a development stage company, as of April 30, 2011 and the results of its operations and its cash flows for the periods then ended in conformity with generally accepted accounting principles accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern.  As discussed in Note 2, the company’s significant operating losses, working capital deficiency and need for new capital raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Thomas J Harris, CPA

May 12, 2011

AMAZONICA, CORP. (A Development Stage Company) Balance Sheet
Assets
April 30, 2011
Current Assets
Cash	$2,989
Total Assets	2,989
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts Payable	$1,500
Loan from Director	499
Total Current Liabilities	1,999
Stockholders’ Equity
Common stock, $0.001par value, 75,000,000 shares authorized;
3,000,000 shares issued and outstanding	3,000
Additional paid-in-capital	-
Deficit accumulated during the development stage	(2,010)
Total stockholders’ equity	990
Total liabilities and stockholders’ equity	$2,989
The accompanying notes are an integral part of these financial statements. F-2

AMAZONICA, CORP. (A Development Stage Company) Statement of Operations
From Inception on June 2, 2010 to April 30, 2011
Expenses
General and Administrative Expenses	$2,010
Net (loss) from Operation before Taxes	(2,010)
Provision for Income Taxes	0
Net (loss)	$(2,010)
(Loss) per common share – Basic and diluted	(0.00)
Weighted Average Number of Common Shares Outstanding	234,234
The accompanying notes are an integral part of these financial statements. F-3

AMAZONICA, CORP. (A Development Stage Company) Statement of Stockholders’ Equity From Inception on June 2, 2010 to April 30, 2011
	Common Stock		Deficit accumulated During development stage	Total
	Shares	Par Value
Balance at inception on June 2, 2010	-	$ -	$ -	$ -
April 5, 2011
Common shares issued for cash at $0.001	3,000,000	3,000	-	3,000
Net (loss)			(2,010)	(2,010)
Balance as of April 30, 2011	3,000,000	$ 3,000	$ (2,010)	$ 990

The accompanying notes are an integral part of these financial statements.

AMAZONICA, CORP. (A Development Stage Company) Statement of Cash Flows
		From Inception on June 2, 2010 to April 30, 2011
Operating Activities
Net (loss)		$(2,010)
Accounts Payable		1,500
Net cash (used) for operating activities		(510)
Financing Activities
Loans from Director		499
Proceeds from sale of common stock		3,000
Net cash provided by financing activities		3,499
Net increase (decrease) in cash and equivalents		2,989
Cash and equivalents at beginning of the period		0
Cash and equivalents at end of the period		$2,989
Supplemental cash flow information:
Cash paid for:
Interest		$-
Taxes		$-
Non-Cash Activities	$
The accompanying notes are an integral part of these financial statements. F-5

AMAZONICA, CORP.

(A Development Stage Company)

Notes To The Financial Statements

April 30, 2011

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Amazonica, Corp. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on June 2, 20010.  We are a development-stage company in the field of marketing and distributing hardwood flooring. The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities”. Amazonica, Corp. is in the business of distributing of Brazilian hardwood flooring. The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.  For the period from inception, June 2, 20010 through April 30, 2011 the Company has accumulated losses of $2,010.

NOTE 2 - GOING CONCERN

The financial statements have been prepared on a going concern basis, which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $2,010 as of April 30, 2011 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

 Cash and Cash Equivalents

 The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. The Company had $2,989 cash and $-0- cash equivalents as of April 30, 2011.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the  United States of America requires management to make estimates and assumptions that affect the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at the date of the  financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results  could differ from those estimates.

AMAZONICA, CORP.

(A Development Stage Company)

Notes To The Financial Statements

April 30, 2011

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Currency Translation

The Company's functional currency and its reporting currency is the United States dollar.

Stock-based Compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

Income Taxes

 The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.  The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

Fiscal Periods

The Company's fiscal year end is April 30.

NOTE 4 - COMMON STOCK

The authorized capital of the Company is 75,000,000 common shares with a  par value of $ 0.001 per share. On April 5, 2011, the Company issued 3,000,000 shares of common stock at a price of $0.001 per share for total cash proceeds of $3,000.  There were 3,000,000 shares of common stock issued and outstanding as of April 30, 2011.

NOTE 5 – ACCRUED EXPENSES

Accrued expenses at April 30, 2011 consisted of amounts owed to the Company’s independent auditors for services rendered for periods reported on in these financial statements.

AMAZONICA, CORP.

(A Development Stage Company)

Notes To The Financial Statements

April 30, 2011

NOTE 6 - INCOME TAXES

As of April 30, 2011 the Company had net operating loss carry forwards of $2,010 that may be available to reduce future years’ taxable income through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 7 - RELATED PARTY TRANSACTONS

On June 2, 2010, related party had loaned the Company $174.  On July 7, 2010, related party had loaned the Company $325. As of April 30, 2011, total loan amount was $499. The loan is non-interest bearing, due upon demand and unsecured.

 On April 5, 2011, the Company issued a total of 3,000,000 shares of restricted common stock to Andre Caetano, our director and officer in consideration of $3,000. On April 20, 2011, he sold a total of 1,000,000 shares of restricted common stock to Ajila Velez Evelyn Vanessa, our secretary in consideration of $1,000.

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from April 30, 2011 through  the date whereupon the financial statements were  available issued and has determined that there are no items to disclose.

NOTE 9 - RECENT ACCOUNTING PRONOUNCEMENTS

In December 2007, the “FASB”) issued ASC 805.10.05 “Business Combinations”. ASC 805.10.05 (Revised) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. The statement also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance will become effective for the fiscal year beginning after December 15, 2008.  The adoption of this standard during the period had no impact on the Company’s financial position, results of operations or cash flows.

In January 2010, the FASB issued FASB Accounting Standards Update (ASU) No. 2010-06, “Fair Value Measurements and Disclosures (Topic 820 - Improving Disclosures about Fair Value Measurements”.  The ASU requires new disclosures about significant transfers in and out of Levels 1 and 2 fair value measurements and separate disclosures about purchases, sales, issuances and settlements relating to Level 3 fair value measurements. The ASU also clarifies existing disclosure requirements regarding inputs and valuation techniques, as well as the level of disaggregation for each class of assets and liabilities for which separate fair value measurements should be disclosed.  The Company adopted ASU 2010-06 at the beginning of fiscal 2010, except for the separate disclosures about purchases, sales, issuances and settlements relating to Level 3 measurements, which is effective for the Company at the beginning of fiscal 2011. The adoption of this ASU did not have a material impact, and the deferred provisions of this ASU are not expected to have a material impact on the Company’s financial statements.

[Back Page of Prospectus]

PROSPECTUS

2,000,000 SHARES OF COMMON STOCK

AMAZONICA, CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2011, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 13.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$9.29
Auditor Fees and Expenses	$4,000.00
Legal Fees and Expenses	$3,000.00
TOTAL	$7,009.29

     ITEM 14.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Amazonica, Corp.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Amazonica, Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES.

 Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Andre Caetano	April 5, 2011	2,000,000	$2,000.00
Ajila Velez Evelyn Vanessa	April 20, 2011	1,000,000	$1,000.00

We issued the foregoing restricted shares of common stock to our directors pursuant to Section 4(2) of the Securities Act of 1933. They are sophisticated investors, are our directors, and are in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16.     EXHIBITS.

     The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

Exhibit No.	Document Description
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion of David Lubin & Associates, PLLC *
10.1	Exclusive Contract for Sale of Goods dated April 15, 2011 *
10.2	Form of Subscription Agreement *
23.1	Consent of Thomas J Harris CPA (PCAOB Registered)
23.2	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1) *

* Previously filed

ITEM 17.     UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Osasco, Brazil on this 21st day of June , 2011.

AMAZONICA, CORP.

BY:  /S/: Andre Caetano
        Andre Caetano, President, Principal Executive Officer,
        Treasurer, Principal Financial Officer,
        Principal Accounting Officer and member of the
        Board of Directors.

BY:  /S/: Ajila Velez Evelyn Vanessa
        Secretary.

 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on this 21st day of June , 2011.

BY:  /S/: Andre Caetano
        Andre Caetano, President, Principal Executive Officer,
        Treasurer, Principal Financial Officer,
        Principal Accounting Officer and member of the
        Board of Directors.

  BY:  /S/: Ajila Velez Evelyn Vanessa
          Secretary.

EXHIBIT INDEX

Exhibit No.	Document Description
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion of David Lubin & Associates, PLLC *
10.1	Exclusive Contract for Sale of Goods dated April 15, 2011 *
10.2	Form of Subscription Agreement *
23.1	Consent of Thomas J Harris CPA (PCAOB Registered)
23.2	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1) *

 * Previously filed